SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 27, 2013 (September 25, 2013)
Date of Report (Date of earliest event reported)

Anchor BanCorp Wisconsin Inc.
(Exact Name of Registrant as Specified in its Charter)

Wisconsin
(State or Other Jurisdiction of Incorporation)

001-34955	391726871
(Commission File Number)	(IRS Employer Identification No.)

25 West Main Street, Madison, Wisconsin 57303
(Address of Principal Executive Office) (Zip Code)

800-252-8982
(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
As previously disclosed, in connection with the Plan of Reorganization (as defined below), on August 12, 2013, Anchor BanCorp Wisconsin Inc. (the “Company”) entered into a notes purchase agreement (the “Notes Purchase Agreement”) with certain institutional investors (each, a “Purchaser” and, collectively, the “Purchasers”) in connection with the contemplated offer and sale by the Company of up to $30,000,000 aggregate principal amount of unsecured notes (the “Notes”).

On September 25, 2013, the Company agreed with each Purchaser to terminate the Notes Purchase Agreement pursuant to a termination and release letter agreement (the “Termination Letter”) in accordance with which the Company paid to each Purchaser, on the Effective Date, a termination fee equal to one percent (1.00%) of the aggregate principal amount of the Notes committed to be purchased by such Purchaser pursuant to the Notes Purchase Agreement.

The foregoing description of the Termination Letter does not purport to be complete and is qualified in its entirety by reference to the form of Termination Letter attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 1.03	Bankruptcy or Receivership.
As previously disclosed, on August 12, 2013 (the “Petition Date”), the Company filed a voluntary petition for relief (the “Chapter 11 Case”) under the provisions of chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., in the United States Bankruptcy Court for the Western District of Wisconsin (the “Bankruptcy Court”) to implement a “pre-packaged” plan of reorganization (the “Plan of Reorganization”) in order to facilitate the restructuring of the Company and the recapitalization of AnchorBank, fsb, a wholly-owned subsidiary of the Company (the “Bank”). Prior to the Petition Date, U.S. Bank National Association and Bank of America, N.A., as senior secured creditors of the Company, and the United States Department of the Treasury (the “Treasury”), as sole preferred stockholder of the Company, voted to accept the Plan of Reorganization. The Chapter 11 Case is being administered in the Bankruptcy Court under the caption “In re Anchor BanCorp Wisconsin Inc.,” Case No. 13-14003-rdm.

As previously disclosed, on August 30, 2013 (the “Confirmation Date”), the Bankruptcy Court entered its Order Approving Prepetition Solicitation Procedures and Confirming Plan of Reorganization (the “Confirmation Order”), by which it confirmed the Plan of Reorganization. On September 27, 2013 (the “Effective Date”), the Plan of Reorganization became effective in accordance with its terms. The following is a summary of the transactions consummated on or before the Effective Date pursuant to the Plan of Reorganization confirmed by the Bankruptcy Court. Note that this summary only highlights certain provisions of, is not a complete description of, and is qualified in its entirety by reference to, the Plan of Reorganization attached to the Confirmation Order.

Effectiveness of the Plan of Reorganization

Delaware Conversion

Pursuant to the Plan of Reorganization, on September 25, 2013, the Company (i) converted from a Wisconsin corporation to a Delaware corporation in accordance with Section 265 of the Delaware General Corporation Law (the “Delaware Conversion”) and (ii) filed a Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amended Charter”), to, among other things, declassify the Board of Directors of the Company, increase the number of authorized shares of common stock of the Company and adopt certain restrictions on acquisitions and dispositions of securities of the Company.  The Amended Charter provides for (i) 2,000,000,000 shares of authorized common stock, par value $0.01 per share (the “Common Stock”), and (ii) 1,000,000 shares of authorized preferred stock, par value $0.01 per share. Reference herein to the Company after the time of the Delaware Conversion shall refer to Anchor BanCorp Wisconsin Inc., a Delaware corporation.

Private Placements

As previously disclosed, in connection with the Plan of Reorganization, on August 12, 2013, the Company entered into stock purchase agreements (the “Stock Purchase Agreements”) with certain institutional and other private investors and directors and officers of the Company (the “Investors”) for the purchase and sale of 1,750,000,000 shares of the Company’s Common Stock at a purchase price of $0.10 per share (collectively, the “Private Placements”). The closing of the Private Placements occurred on the Effective Date.

Pursuant to the terms and subject to the conditions of the Stock Purchase Agreements, the Company issued and sold the Common Stock to (i) certain Investors such that, after giving effect to the transactions contemplated in the Plan of Reorganization, each such Investor owns up to 9.9% of the Common Stock issued by the Company pursuant to the Private Placements and the Treasury Issuance (as defined below), for an aggregate purchase price of $87,780,000 (the “Large Investors”), (ii) certain other Investors such that, after giving effect to the transactions contemplated in the Plan of Reorganization, each such Investor owns up to 4.9% of the Common Stock issued by the Company pursuant to the Private Placements and the Treasury Issuance, for an aggregate purchase price of $83,720,000, and (iii) certain directors and officers of the Company for an aggregate purchase price of $3,500,000. The Company received gross proceeds of $175,000,000 as a result of the Private Placements.

TARP Exchange

On January 30, 2009, pursuant to the Treasury’s Capital Purchase Program, the Company issued and sold to the Treasury 110,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B of the Company with an aggregate liquidation preference of $110,000,000 (the “TARP Preferred Stock”). In addition, the Company issued to the Treasury a warrant (the “TARP Warrant”) to purchase up to 7,399,103 shares of the Company’s common stock, par value $0.10 per share (the “Legacy Common Stock”), at an initial per share exercise price of $2.23.  Pursuant to the Plan of Reorganization, the Company, on the Effective Date and immediately following the consummation of the Private Placements, (i) exchanged the TARP Preferred Stock for 60,000,000 shares of Common Stock (the “Treasury Issuance”) and (ii) cancelled the TARP Warrant in its entirety (collectively, the “TARP Exchange”).

Cancellation of Legacy Common Stock

As of July 31, 2013, the Company had 21,247,225 shares of Legacy Common Stock issued and outstanding. On the Effective Date, immediately following the consummation of the TARP Exchange, all shares of the oustanding Legacy Common Stock were cancelled for no consideration pursuant to the Plan of Reorganization.  In connection with the cancellation of the Legacy Common Stock pursuant to the Plan of Reorganization, the Rights Agreement, dated as of November 5, 2010, by and between the Company and American Stock Transfer & Trust Company, LLC was terminated on the Effective Date in accordance with its terms.

Senior Debt Settlement

The Company was a party to the Amended and Restated Credit Agreement, dated as of June 9, 2008 (as amended from time to time, the “Credit Agreement”), among the Company, the lenders from time to time a party thereto (the “Lenders”), and U.S. Bank National Association, as administrative agent for the Lenders. As of June 30, 2013, the aggregate amount of obligations under the Credit Agreement was approximately $183,000,000 (including with respect to unpaid principal balance, accrued but unpaid interest thereon and all administrative and other fees or penalties). On the Effective Date, pursuant to the Plan of Reorganization, the Company satisfied all of its obligations under the Credit Agreement by a cash payment to the Lenders of $49,000,000 (plus expense reimbursement as contemplated by the Credit Agreement).

All Other Claims Unaffected

All other claims were unaffected by, and were or will be paid in full under, the Plan of Reorganization.

Post-Effectiveness of the Plan of Reorganization

Treasury Secondary Sales

On the Effective Date, following the effectiveness of the Plan of Reorganization, the Treasury sold to certain institutional investors (the “Secondary Investors”) all of the shares of Common Stock delivered to the Treasury in connection with the Treasury Issuance at a purchase price equal to $0.10 per share (the “Secondary Treasury Sales”) under the securities purchase agreements, dated as of September 19, 2013 (the “Securities Purchase Agreements”), among the Treasury, the Secondary Investor and (with respect to certain provisions) the Company.  In connection with the Secondary Treasury Sales, the Company entered into secondary sale purchaser agreements (the “Secondary Sale Purchase Agreements”) with the Secondary Investors pursuant to which the Company made certain representations and warranties to the Investor and provided rights to the Secondary Investors similar to the rights provided to Investors under the Stock Purchase Agreements.  In connection with the Secondary Treasury Sales, the Treasury received gross proceeds of $6,000,000 and ceased to be a stockholder of the Company.

Deregistration under the Securities Exchange Act

The Company intends to seek to deregister its securities under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), as soon as reasonably practicable and permitted under the Securities Exchange Act. Termination of the registration of the Legacy Common Stock under the Securities Exchange Act would substantially reduce the information required to be furnished by the Company to its stockholders and to the Securities and Exchange Commission and would make certain provisions of the

Securities Exchange Act, such as the requirement to file annual and quarterly reports and proxy statements, inapplicable to the Company.

Item 3.02	Unregistered Sale of Equity Securities.
The information set forth under “Item 1.03 Bankruptcy or Receivership” is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.
The information set forth under “Item 1.03 Bankruptcy or Receivership” is incorporated by reference into this Item 3.03.

As of July 31, 2013, the Company had 21,247,225 shares of Legacy Common Stock issued and outstanding. On the Effective Date, immediately following the consummation of the TARP Exchange, all shares of the outstanding Legacy Common Stock were cancelled for no consideration pursuant to the Plan of Reorganization.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under “Item 1.03 Bankruptcy or Receivership” and “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference into this Item 5.02.

In connection with the Delaware Conversion and the filing of the Amended Charter, the Board of Directors of the Company was declassified.  The Board of Directors is expected to consist of eight members following the closing of the Private Placements.  Subject to receipt of applicable regulatory approvals, the Board of Directors is expected to include Chris Bauer (President and Chief Executive Officer of the Company), three directors designated by certain of the Large Investors and four directors independent of the Investors and management of the Company who currently serve on the Board of Directors of the Company.

In connection with the effectiveness of the Plan of Reorganization, James Smessaert, Leonard Rush and Duane Morris each resigned as members of the Board of Directors and all committees thereof, effective as of the Effective Date. None of Messrs. Smessaert, Rush and Morris had disagreements with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth under “Item 1.03 Bankruptcy or Receivership” and “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated by reference into this Item 5.03.

In connection with the Plan of Reorganization and the Delaware Conversion, on September 25, 2013, the Company adopted the Amended Charter and the By-Laws (the “By-Laws”).

Declassification of Board of Directors

Under the Amended Charter, the Board of Directors of the Company is not divided into classes.  Prior to the Delaware Conversion and the filing of the Amended Charter, the Board of Directors was classified into three classes having three-year terms.

Tax Attribute Preservation Provision

In order to protect certain tax attributes of the Company and its subsidiaries following emergence from bankruptcy, the Amended Charter imposes certain restrictions on the transfer of the Common Stock (the “Tax Attribute Preservation Provision”). No such provisions were included in the Company’s articles of incorporation prior to the Delaware Conversion.

Until the third anniversary of the Effective Date (the “Expiration Date”), unless approved by the Board of Directors in accordance with the procedures set forth in the Amended Charter and subject to certain exceptions for permitted transfers, any attempted transfer of Common Stock shall be prohibited and void ab initio to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), either (i) any person or group of persons shall own 4.95% of the Company (a “Five-Percent Shareholder”) or (ii) the ownership interest in the Company of any existing Five-Percent Shareholder shall be increased.

The Expiration Date may be extended in the Board of Director’s discretion until the sixth anniversary of the Effective Date in order to protect the tax attributes of the Company and its subsidiaries.

Exculpation, Indemnification and Advance of Expenses

The Amended Charter and the By-Laws provide for customary exculpation of director liability and indemnification for directors, officers and other persons to the fullest extent permitted under Delaware law, including advancement of expenses at the Board of Director’s discretion.  The Company’s articles of incorporation and by-laws prior to the Delaware Conversion contained exculpation and indemnification provisions relating to Wisconsin law.

Corporate Opportunities

The Amended Charter provides for limitations on the liability of the Company’s directors and officers with respect to duties to communicate corporate opportunities to the Company and the stockholders.  No such provisions were included in the Company’s articles of incorporation prior to the Delaware Conversion.

The foregoing description of the Amended Charter and the By-Laws does not purport to be complete and is qualified in its entirety by reference to the Amended Charter and the By-laws attached hereto as Exhibits 3.1 and 3.2, respectively, which are incorporated by reference herein.

Item 8.01	Other Events
On September 27, 2013, the Company issued a press release, which is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d)

Ex. 3.1               Certificate of Incorporation

Ex. 3.2               By-Laws

Ex. 10.1             Termination Letter, dated September 25, 2013

Ex. 99.1             Press Release, dated September 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR BANCORP WISCONSIN INC.

Date: September 27, 2013	By:	/s/ Mark D. Timmerman
		Name:	Mark D. Timmerman
		Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description

Ex. 3.1	Certificate of Incorporation

Ex. 3.2	By-Laws

Ex. 10.1	Termination Letter, dated September 25, 2013

Ex. 99.1	Press Release, dated September 27, 2013